EXHIBIT 10.3

FORM OF

ORLEANS HOMEBUILDERS, INC.

RESTRICTED STOCK AWARD AGREEMENT

THIS AWARD (the “Award”) is hereby granted as of                                  (the “Grant Date”) by Orleans Homebuilders, Inc., a Delaware corporation (the “Company”), to                                    (the “Grantee”) in recognition of the Grantee’s contributions to the Company during his employment to-date and in connection with the terms of the Grantee’s employment or service with the Company. By signing this Award Agreement, the Grantee acknowledges that the Grantee’s rights under this Award Agreement are subject to and limited by the terms of the Company’s Stock Award Plan (as adopted by the Company’s Board of Directors, effective as of October 1, 2003, and referred to herein as the “Plan”) and herein. Capitalized terms used herein shall have the same meanings given to such terms in the Plan, except to the extent otherwise clearly required by their context.

W I T N E S S E T H:

1.                           Award. The Company hereby grants to the Grantee,                                        shares of Common Stock, for no purchase price, as a restricted stock award (the “Award Shares”), subject to the terms and conditions set forth in the Plan and in this Award Agreement. All questions of interpretation and application of this Award and Award Agreement shall be determined by the Committee. The Committee’s determinations shall be final, binding and conclusive. The Award shall be effective upon the execution by each of the Company and the Grantee of this Award Agreement.

2.                           Vesting. The unvested Award Shares granted pursuant to this Award are subject to certain forfeiture conditions, as set forth in Appendix A attached hereto. The terms of such forfeiture conditions and the manner in which such conditions lapse are all as set forth in Appendix A. Until such time as these forfeiture conditions lapse, Grantee shall have no right to sell or otherwise dispose of the unvested Award Shares to which such forfeiture conditions still apply.

3.                           Share Certificates. A share certificate representing the Award Shares subject to this Award shall be registered in the Grantee’s name. The Grantee shall, contingent upon compliance with the terms of this Award, have all of the rights of a shareholder with respect to the Award Shares covered hereby; subject, however, to any terms, conditions or limitations as may be imposed under the terms of this Agreement or pursuant to the Plan. The Grantee shall have the right to vote the Award Shares and to receive all dividends and other distributions paid or made with respect thereto, whether or not such Award Shares have vested at any such time. The share certificate for the Award Shares may be legended to the effect that the Award Shares evidenced by such certificate are subject to forfeiture and conveyance to the Company in accordance with the terms applicable to such Shares under this Award Agreement and as otherwise provided for under the Plan, and that the Award Shares may not be sold or otherwise transferred. A certificate or certificates without such a legend shall, at the request of the Grantee, be provided from time to time with respect to those Award Shares as to which the forfeiture conditions have lapsed.

4.                           Transfer of Shares. The unvested Award Shares shall not be transferable and shall be subject to the conditions of forfeiture referenced above until such time as those forfeiture conditions lapse, at which time the Award Shares shall be free of all restrictions except such restrictions as may be imposed by law or as may be otherwise established by agreement between the Grantee and the Company. Grantee has been advised and understands that (a) the Company is under no obligation to register the resale of the Award Shares under the Act or to take any action which would make available to the Grantee any exemption from such resale registration, (b) the Award Shares may not be transferred without (i) compliance with all applicable federal and state securities laws (including, without limitation, registration under federal or state securities laws or the receipt of an opinion of counsel satisfactory to the Company that an appropriate exemption from registration is available) and (ii) the consent or approval of any governmental regulatory body whose consent or approval is necessary in connection with the transfer of the Award Shares, and an appropriate legend referring to the foregoing restrictions on transfer may be endorsed on the certificates.

5.                           Amendment. Subject to the provisions of the Plan, the Committee shall have the right to amend this Award Agreement, subject to the Grantee’s consent if such amendment adversely affects the Grantee.

6.                           No Commitment to Retain. Nothing herein contained shall affect the right of the Company or any Affiliate to terminate the Grantee’s employment, services, responsibilities, duties, or authority to represent the Company or any Affiliate at any time for any reason whatsoever. Notwithstanding this provision, nothing herein contained shall alter any written employment agreement between the Company and Grantee, as it is now exists, or as it may be amended from time to time.

IN WITNESS WHEREOF, the Company and the Grantee have entered into this Award Agreement on the day and year first above written.

ORLEANS HOMEBUILDERS, INC.

By:
Name:
Title:

ACKNOWLEDGED:

By:

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